Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated May 13, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 May 16, 2013

Zions Direct Auctions - Results 5/16/13 2:10 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE
OPEN ACCOUNT LOGIN
ZIONS DIRECT Auctions
1.800.524.8875
AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS
HOME :: HOME :: AUCTION #9591

Results

ZIONS BANCORPORATION

Zions Bancorporation / Preferred Stock

Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B(low) | Kroll:BB

The public offering price of each share will be $1,000.

Notice: The auction has been extended until 5/16/2013 4:03:30 PM EDT.

Auction Status:	CLOSED
Auction Start:	5/15/2013 9:00 AM EDT
Auction End:	5/16/2013 4:03 PM EDT
Last Update:	5/16/2013 4:10:13 PM EDT

Security Type:	Preferred Stock
Coupon	5.800%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BD8
Minimum Offering:	100,000
Maximum Offering:	250,000
Sizing Phase End:	5/16/2013 8:35 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	5.450%
Max. Yield:	5.950%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Principal Offered:	$ 250,000,000.00
Units Offered:	250,000
Number of Bidders:	108
Number of Bids:	181
Amt. of Bids:	$ 430,786.00
Coverage:	172.31%
Highest Bid:	$ 1,000.00
Lowest Bid:	$ 1,000.00
Bid Spread:	$ 0.00
Num. Bids Accepted:	139
Num. Bidders with Bids Accepted:	92
Highest Bid Accepted:	$ 1,000.00
Lowest Bid Accepted:	$ 1,000.00

Bids

Final Market-Clearing Yield: **5.800%**

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#34591	250	5.450%	$ 1,000.00	5/15/2013 9:00:43 AM	250 units	$ 250,000.00
#34593	558	5.450%	$ 1,000.00	5/15/2013 9:01:16 AM	558 units	$ 558,000.00
#28519	10	5.450%	$ 1,000.00	5/15/2013 9:02:30 AM	10 units	$ 10,000.00
#31345	2,500	5.450%	$ 1,000.00	5/15/2013 9:02:34 AM	2,500 units	$ 2,500,000.00
#34592	283	5.450%	$ 1,000.00	5/15/2013 9:02:38 AM	283 units	$ 283,000.00
#27844	1,000	5.450%	$ 1,000.00	5/15/2013 9:03:23 AM	1,000 units	$ 1,000,000.00
#30762	4,000	5.450%	$ 1,000.00	5/15/2013 9:08:42 AM	4,000 units	$ 4,000,000.00

https://www.auctions.zionsdirect.com/auction/9591/results Page 1 of 3

Zions Direct Auctions - Results 5/16/13 2:10 PM

#13718	4	5.450%	$ 1,000.00	5/15/2013 9:24:59 AM	4 units	$ 4,000.00
#34498	1,350	5.450%	$ 1,000.00	5/15/2013 9:37:13 AM	1,350 units	$ 1,350,000.00
#30376	30,000	5.450%	$ 1,000.00	5/15/2013 9:40:43 AM	30,000 units	$ 30,000,000.00
#32909	20	5.450%	$ 1,000.00	5/15/2013 9:41:52 AM	20 units	$ 20,000.00
#33812	9,531	5.450%	$ 1,000.00	5/15/2013 9:57:09 AM	9,531 units	$ 9,531,000.00
#33699	25	5.450%	$ 1,000.00	5/15/2013 10:10:17 AM	25 units	$ 25,000.00
#22212	5	5.450%	$ 1,000.00	5/15/2013 10:20:56 AM	5 units	$ 5,000.00
#22333	10	5.450%	$ 1,000.00	5/15/2013 10:23:56 AM	10 units	$ 10,000.00
#34498	50	5.450%	$ 1,000.00	5/15/2013 10:36:48 AM	50 units	$ 50,000.00
#34497	100	5.450%	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#34497	100	5.450%	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#34497	100	5.450%	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#34497	100	5.450%	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#34497	100	5.450%	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#11607	5	5.450%	$ 1,000.00	5/15/2013 10:47:35 AM	5 units	$ 5,000.00
#34506	250	5.450%	$ 1,000.00	5/15/2013 10:52:59 AM	250 units	$ 250,000.00
#34506	250	5.450%	$ 1,000.00	5/15/2013 10:52:59 AM	250 units	$ 250,000.00
#34506	500	5.450%	$ 1,000.00	5/15/2013 10:52:59 AM	500 units	$ 500,000.00
#34515	100	5.450%	$ 1,000.00	5/15/2013 11:06:00 AM	100 units	$ 100,000.00
#13278	100	5.450%	$ 1,000.00	5/15/2013 11:06:31 AM	100 units	$ 100,000.00
#30762	2,000	5.450%	$ 1,000.00	5/15/2013 11:16:49 AM	2,000 units	$ 2,000,000.00
#34507	250	5.450%	$ 1,000.00	5/15/2013 11:19:39 AM	250 units	$ 250,000.00
#34515	950	5.450%	$ 1,000.00	5/15/2013 11:40:39 AM	950 units	$ 950,000.00
#33748	25	5.450%	$ 1,000.00	5/15/2013 11:41:08 AM	25 units	$ 25,000.00
#22941	30	5.450%	$ 1,000.00	5/15/2013 11:45:28 AM	30 units	$ 30,000.00
#33700	50	5.450%	$ 1,000.00	5/15/2013 12:15:42 PM	50 units	$ 50,000.00
#33664	5	5.450%	$ 1,000.00	5/15/2013 12:28:50 PM	5 units	$ 5,000.00
#33749	50	5.450%	$ 1,000.00	5/15/2013 12:40:20 PM	50 units	$ 50,000.00
#30763	50	5.450%	$ 1,000.00	5/15/2013 12:48:38 PM	50 units	$ 50,000.00
#33701	200	5.450%	$ 1,000.00	5/15/2013 12:48:43 PM	200 units	$ 200,000.00
#33812	3,538	5.450%	$ 1,000.00	5/15/2013 1:10:49 PM	3,538 units	$ 3,538,000.00
#33750	23	5.450%	$ 1,000.00	5/15/2013 1:13:47 PM	23 units	$ 23,000.00
#33751	7	5.450%	$ 1,000.00	5/15/2013 1:15:41 PM	7 units	$ 7,000.00

https://www.auctions.zionsdirect.com/auction/9591/results Page 2 of 3

Zions Direct Auctions - Results 5/16/13 2:10 PM

#33752	50	5.450%	$ 1,000.00	5/15/2013 2:02:34 PM	50 units	$ 50,000.00
#33702	250	5.450%	$ 1,000.00	5/15/2013 2:22:52 PM	250 units	$ 250,000.00
#34515	35	5.450%	$ 1,000.00	5/15/2013 2:24:51 PM	35 units	$ 35,000.00
#33703	25	5.450%	$ 1,000.00	5/15/2013 2:34:07 PM	25 units	$ 25,000.00
#33704	40	5.450%	$ 1,000.00	5/15/2013 2:37:05 PM	40 units	$ 40,000.00
#33665	75	5.450%	$ 1,000.00	5/15/2013 3:11:38 PM	75 units	$ 75,000.00
#27526	100	5.450%	$ 1,000.00	5/15/2013 3:36:49 PM	100 units	$ 100,000.00
#32923	3,945	5.450%	$ 1,000.00	5/15/2013 4:25:13 PM	3,945 units	$ 3,945,000.00
#34600	8	5.450%	$ 1,000.00	5/15/2013 4:41:18 PM	8 units	$ 8,000.00
#33666	10	5.450%	$ 1,000.00	5/15/2013 4:41:59 PM	10 units	$ 10,000.00
				Auction Totals:	**250,000 units**	**$ 250,000,000.00**

Page 1 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated May 13, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Keefe, Bruyette & Woods, Inc. toll free at 1-800-966-1559 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT

Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

Secured by Entrust SSL

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/9591/results Page 3 of 3

Zions Direct Auctions - Results 5/16/13 2:10 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE
ZIONS DIRECT Auctions OPEN ACCOUNT LOGIN
1.800.524.8875
AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS
HOME :: HOME :: AUCTION #9591

ZIONS BANCORPORATION

Results

Zions Bancorporation / Preferred Stock

Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B(low) | Kroll:BB

The public offering price of each share will be $1,000.

Notice: The auction has been extended until 5/16/2013 4:03:30 PM EDT.

Auction Status:	CLOSED
Auction Start:	5/15/2013 9:00 AM EDT
Auction End:	5/16/2013 4:03 PM EDT
Last Update:	5/16/2013 4:10:36 PM EDT

Security Type:	Preferred Stock
Coupon	5.800%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BD8
Minimum Offering:	100,000
Maximum Offering:	250,000
Sizing Phase End:	5/16/2013 8:35 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	5.450%
Max. Yield:	5.950%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Principal Offered:	$ 250,000,000.00
Units Offered:	250,000
Number of Bidders:	108
Number of Bids:	181
Amt. of Bids:	$ 430,786.00
Coverage:	172.31%
Highest Bid:	$ 1,000.00
Lowest Bid:	$ 1,000.00
Bid Spread:	$ 0.00
Num. Bids Accepted:	139
Num. Bidders with Bids Accepted:	92
Highest Bid Accepted:	$ 1,000.00
Lowest Bid Accepted:	$ 1,000.00

Bids

Final Market-Clearing Yield: 5.800%

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#33705	100	5.450%	$ 1,000.00	5/15/2013 4:42:02 PM	100 units	$ 100,000.00
#33706	100	5.450%	$ 1,000.00	5/15/2013 4:46:41 PM	100 units	$ 100,000.00
#33667	50	5.450%	$ 1,000.00	5/15/2013 4:52:08 PM	50 units	$ 50,000.00
#33707	100	5.450%	$ 1,000.00	5/15/2013 5:05:49 PM	100 units	$ 100,000.00
#34601	200	5.450%	$ 1,000.00	5/15/2013 5:13:55 PM	200 units	$ 200,000.00
#27100	5	5.450%	$ 1,000.00	5/15/2013 6:21:15 PM	5 units	$ 5,000.00
#31802	1	5.450%	$ 1,000.00	5/15/2013 6:24:51 PM	1 unit	$ 1,000.00

https://www.auctions.zionsdirect.com/auction/9591/results?csrf_toke...9eb16002c0219ae8ff3b38d&sort=ytw&sort_direction=asc&page=2&pages=4 Page 1 of 3

Zions Direct Auctions - Results 5/16/13 2:10 PM

#30849	1,000	5.450%	$ 1,000.00	5/16/2013 8:29:32 AM	1,000 units	$ 1,000,000.00
#34605	2	5.450%	$ 1,000.00	5/16/2013 9:48:39 AM	2 units	$ 2,000.00
#24483	57	5.450%	$ 1,000.00	5/16/2013 10:37:59 AM	57 units	$ 57,000.00
#33812	2,340	5.450%	$ 1,000.00	5/16/2013 10:46:26 AM	2,340 units	$ 2,340,000.00
#34518	25	5.450%	$ 1,000.00	5/16/2013 11:14:09 AM	25 units	$ 25,000.00
#32977	100	5.450%	$ 1,000.00	5/16/2013 12:37:46 PM	100 units	$ 100,000.00
#33820	10,000	5.450%	$ 1,000.00	5/16/2013 12:41:23 PM	10,000 units	$ 10,000,000.00
#33666	10	5.450%	$ 1,000.00	5/16/2013 1:21:59 PM	10 units	$ 10,000.00
#28298	1	5.450%	$ 1,000.00	5/16/2013 1:22:35 PM	1 unit	$ 1,000.00
#33754	15	5.450%	$ 1,000.00	5/16/2013 2:09:12 PM	15 units	$ 15,000.00
#33812	1,279	5.450%	$ 1,000.00	5/16/2013 2:22:05 PM	1,279 units	$ 1,279,000.00
#34601	50	5.450%	$ 1,000.00	5/16/2013 2:25:50 PM	50 units	$ 50,000.00
#34515	50	5.450%	$ 1,000.00	5/16/2013 2:39:19 PM	50 units	$ 50,000.00
#33668	325	5.450%	$ 1,000.00	5/16/2013 2:41:54 PM	325 units	$ 325,000.00
#24494	30	5.450%	$ 1,000.00	5/16/2013 2:55:05 PM	30 units	$ 30,000.00
#18980	15	5.450%	$ 1,000.00	5/16/2013 3:20:03 PM	15 units	$ 15,000.00
#34518	50	5.450%	$ 1,000.00	5/16/2013 3:36:50 PM	50 units	$ 50,000.00
#33812	1,047	5.450%	$ 1,000.00	5/16/2013 3:51:30 PM	1,047 units	$ 1,047,000.00
#30762	1,000	5.450%	$ 1,000.00	5/16/2013 3:59:27 PM	1,000 units	$ 1,000,000.00
#33793	5,000	5.500%	$ 1,000.00	5/15/2013 9:22:15 AM	5,000 units	$ 5,000,000.00
#6290	2	5.500%	$ 1,000.00	5/15/2013 10:51:12 AM	2 units	$ 2,000.00
#13950	2	5.500%	$ 1,000.00	5/15/2013 10:54:47 AM	2 units	$ 2,000.00
#9610	5	5.500%	$ 1,000.00	5/15/2013 11:18:00 AM	5 units	$ 5,000.00
#32923	250	5.500%	$ 1,000.00	5/16/2013 11:07:14 AM	250 units	$ 250,000.00
#28519	5	5.500%	$ 1,000.00	5/16/2013 2:43:19 PM	5 units	$ 5,000.00
#22124	11	5.550%	$ 1,000.00	5/15/2013 9:51:00 AM	11 units	$ 11,000.00
#33753	50	5.550%	$ 1,000.00	5/16/2013 11:46:21 AM	50 units	$ 50,000.00
#21162	20	5.600%	$ 1,000.00	5/15/2013 12:08:31 PM	20 units	$ 20,000.00
#34605	3	5.600%	$ 1,000.00	5/16/2013 9:48:39 AM	3 units	$ 3,000.00
#34498	1,000	5.700%	$ 1,000.00	5/15/2013 9:37:13 AM	1,000 units	$ 1,000,000.00
#34498	2,000	5.700%	$ 1,000.00	5/15/2013 11:02:15 AM	2,000 units	$ 2,000,000.00
#30758	1,000	5.700%	$ 1,000.00	5/15/2013 11:13:05 AM	1,000 units	$ 1,000,000.00
#32923	1,600	5.700%	$ 1,000.00	5/15/2013 4:25:13 PM	1,600 units	$ 1,600,000.00

https://www.auctions.zionsdirect.com/auction/9591/results?csrf_toke...9eb16002c0219ae8ff3b38d&sort=ytw&sort_direction=asc&page=2&pages=4 Page 2 of 3

Zions Direct Auctions - Results 5/16/13 2:10 PM

#34518	50	5.700%	$ 1,000.00	5/15/2013 4:57:34 PM	50 units	$ 50,000.00
#33708	100	5.700%	$ 1,000.00	5/15/2013 6:29:50 PM	100 units	$ 100,000.00
#33709	250	5.700%	$ 1,000.00	5/15/2013 6:37:55 PM	250 units	$ 250,000.00
#33711	25	5.700%	$ 1,000.00	5/15/2013 6:59:37 PM	25 units	$ 25,000.00
#21789	25	5.700%	$ 1,000.00	5/16/2013 9:20:41 AM	25 units	$ 25,000.00
#33710	580	5.700%	$ 1,000.00	5/16/2013 10:33:15 AM	580 units	$ 580,000.00
#33712	500	5.700%	$ 1,000.00	5/16/2013 12:36:50 PM	500 units	$ 500,000.00
#25702	400	5.700%	$ 1,000.00	5/16/2013 2:23:57 PM	400 units	$ 400,000.00
#34515	200	5.700%	$ 1,000.00	5/16/2013 2:39:19 PM	200 units	$ 200,000.00
#33662	14	5.750%	$ 1,000.00	5/15/2013 9:02:31 AM	14 units	$ 14,000.00
				Auction Totals:	**250,000 units**	**$ 250,000,000.00**

Page 2 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated May 13, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Keefe, Bruyette & Woods, Inc. toll free at 1-800-966-1559 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works® Secured by Entrust SSL ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/9591/results?csrf_toke...9eb16002c0219ae8ff3b38d&sort=ytw&sort_direction=asc&page=2&pages=4 Page 3 of 3

Zions Direct Auctions - Results 5/16/13 2:10 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGIN

1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #9591

ZIONS BANCORPORATION

Results

Zions Bancorporation / Preferred Stock

Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B(low) | Kroll:BB

The public offering price of each share will be $1,000.

Notice: The auction has been extended until 5/16/2013 4:03:30 PM EDT.

Auction Status:	CLOSED
Auction Start:	5/15/2013 9:00 AM EDT
Auction End:	5/16/2013 4:03 PM EDT
Last Update:	5/16/2013 4:10:45 PM EDT

Security Type:	Preferred Stock
Coupon	5.800%

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BD8
Minimum Offering:	100,000
Maximum Offering:	250,000
Sizing Phase End:	5/16/2013 8:35 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	5.450%
Max. Yield:	5.950%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Pricing
Principal Offered:	$ 250,000,000.00
Units Offered:	250,000
Number of Bidders:	108
Number of Bids:	181
Amt. of Bids:	$ 430,786.00
Coverage:	172.31%
Highest Bid:	$ 1,000.00
Lowest Bid:	$ 1,000.00
Bid Spread:	$ 0.00
Num. Bids Accepted:	139
Num. Bidders with Bids Accepted:	92
Highest Bid Accepted:	$ 1,000.00
Lowest Bid Accepted:	$ 1,000.00

Bids

Final Market-Clearing Yield: **5.800%**

Bidder	Units	Yield	Fixed Price	Timestamp	Awarded	Amount Due
#33663	100	5.750%	$ 1,000.00	5/15/2013 9:04:40 AM	100 units	$ 100,000.00
#30763	4,000	5.750%	$ 1,000.00	5/15/2013 9:12:27 AM	4,000 units	$ 4,000,000.00
#33793	5,000	5.750%	$ 1,000.00	5/15/2013 9:22:15 AM	5,000 units	$ 5,000,000.00
#34282	20,000	5.750%	$ 1,000.00	5/15/2013 9:28:45 AM	20,000 units	$ 20,000,000.00
#34517	5,000	5.750%	$ 1,000.00	5/15/2013 9:56:07 AM	5,000 units	$ 5,000,000.00
#24302	42	5.750%	$ 1,000.00	5/15/2013 9:58:34 AM	42 units	$ 42,000.00
#34506	250	5.750%	$ 1,000.00	5/15/2013 10:52:59 AM	250 units	$ 250,000.00

https://www.auctions.zionsdirect.com/auction/9591/results?csrf_tok...9048e70d71dd74b5ce14947&sort=ytw&sort_direction=asc&page=3&pages=4 Page 1 of 3

Zions Direct Auctions - Results 5/16/13 2:10 PM

#34506	250	5.750%	$ 1,000.00	5/15/2013 10:52:59 AM	250 units	$ 250,000.00
#30763	500	5.750%	$ 1,000.00	5/15/2013 11:02:30 AM	500 units	$ 500,000.00
#14416	10	5.750%	$ 1,000.00	5/15/2013 12:10:40 PM	10 units	$ 10,000.00
#34507	1,500	5.750%	$ 1,000.00	5/15/2013 12:30:05 PM	1,500 units	$ 1,500,000.00
#32977	10,000	5.750%	$ 1,000.00	5/15/2013 2:04:07 PM	10,000 units	$ 10,000,000.00
#21789	50	5.750%	$ 1,000.00	5/15/2013 6:07:34 PM	50 units	$ 50,000.00
#32977	2,000	5.750%	$ 1,000.00	5/16/2013 9:12:01 AM	2,000 units	$ 2,000,000.00
#30376	2,000	5.750%	$ 1,000.00	5/16/2013 10:07:43 AM	2,000 units	$ 2,000,000.00
#24782	20	5.750%	$ 1,000.00	5/16/2013 12:27:08 PM	20 units	$ 20,000.00
#25702	250	5.750%	$ 1,000.00	5/16/2013 12:49:00 PM	250 units	$ 250,000.00
#34349	25,000	5.750%	$ 1,000.00	5/16/2013 1:41:29 PM	25,000 units	$ 25,000,000.00
#34599	20	5.750%	$ 1,000.00	5/16/2013 2:45:58 PM	20 units	$ 20,000.00
#25162	5	5.750%	$ 1,000.00	5/16/2013 2:51:49 PM	5 units	$ 5,000.00
#34498	20	5.750%	$ 1,000.00	5/16/2013 3:35:06 PM	20 units	$ 20,000.00
#34349	25,000	5.750%	$ 1,000.00	5/16/2013 3:46:59 PM	25,000 units	$ 25,000,000.00
#30376	7,000	5.750%	$ 1,000.00	5/16/2013 3:52:41 PM	7,000 units	$ 7,000,000.00
#21599	50	5.750%	$ 1,000.00	5/16/2013 3:53:45 PM	50 units	$ 50,000.00
#21511	150	5.750%	$ 1,000.00	5/16/2013 3:55:05 PM	150 units	$ 150,000.00
#31382	3,000	5.750%	$ 1,000.00	5/16/2013 3:55:24 PM	3,000 units	$ 3,000,000.00
#33645	500	5.750%	$ 1,000.00	5/16/2013 3:57:21 PM	500 units	$ 500,000.00
#34516	2,000	5.750%	$ 1,000.00	5/16/2013 3:59:26 PM	2,000 units	$ 2,000,000.00
#18980	5	5.750%	$ 1,000.00	5/16/2013 4:00:03 PM	5 units	$ 5,000.00
#24505	100	5.750%	$ 1,000.00	5/16/2013 4:01:09 PM	100 units	$ 100,000.00
#32923	250	5.750%	$ 1,000.00	5/16/2013 4:01:30 PM	250 units	$ 250,000.00
#30353	1,000	5.800%	$ 1,000.00	5/15/2013 9:01:55 AM	1,000 units	$ 1,000,000.00
#30376	1,000	5.800%	$ 1,000.00	5/16/2013 10:07:43 AM	1,000 units	$ 1,000,000.00
#30376	5,000	5.800%	$ 1,000.00	5/16/2013 11:26:17 AM	5,000 units	$ 5,000,000.00
#32923	575	5.800%	$ 1,000.00	5/16/2013 12:45:51 PM	575 units	$ 575,000.00
#32989	25	5.800%	$ 1,000.00	5/16/2013 12:53:38 PM	25 units	$ 25,000.00
#31589	10	5.800%	$ 1,000.00	5/16/2013 1:20:25 PM	10 units	$ 10,000.00
#34518	400	5.800%	$ 1,000.00	5/16/2013 2:47:21 PM	400 units	$ 400,000.00
#34233	38,500	5.800%	$ 1,000.00	5/16/2013 3:41:39 PM	33,857 units	$ 33,857,000.00
#32977	5,000	5.800%	$ 1,000.00	5/16/2013 3:47:41 PM	Rejected: Timestamp	

https://www.auctions.zionsdirect.com/auction/9591/results?csrf_tok...9048e70d71dd74b5ce14947&sort=ytw&sort_direction=asc&page=3&pages=4 Page 2 of 3

Zions Direct Auctions - Results 5/16/13 2:10 PM

#32977	1,000	5.800%	$ 1,000.00	5/16/2013 3:47:41 PM	Rejected: Timestamp
#34594	17,000	5.800%	$ 1,000.00	5/16/2013 3:57:06 PM	Rejected: Timestamp
#30353	1,250	5.850%	$ 1,000.00	5/15/2013 9:01:55 AM	Rejected: Yield
#30353	2,000	5.850%	$ 1,000.00	5/15/2013 9:01:55 AM	Rejected: Yield
#30353	2,000	5.850%	$ 1,000.00	5/15/2013 9:01:55 AM	Rejected: Yield
#30353	3,000	5.850%	$ 1,000.00	5/15/2013 9:01:55 AM	Rejected: Yield
#23706	50	5.850%	$ 1,000.00	5/15/2013 11:43:32 AM	Rejected: Yield
#18526	5	5.850%	$ 1,000.00	5/15/2013 5:03:46 PM	Rejected: Yield
#34594	25,000	5.850%	$ 1,000.00	5/16/2013 8:48:22 AM	Rejected: Yield
#34594	25,000	5.850%	$ 1,000.00	5/16/2013 8:48:22 AM	Rejected: Yield
				Auction Totals:	250,000 units $ 250,000,000.00

Page 3 of 4

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated May 13, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Keefe, Bruyette & Woods, Inc. toll free at 1-800-966-1559 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/9591/results?csrf_tok...9048e70d71dd74b5ce14947&sort=ytw&sort_direction=asc&page=3&pages=4 Page 3 of 3